EXHIBIT 10.18

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of __________ ____, 2014 (the “Effective Date”), between Aspen Group, Inc., a Delaware corporation (the “Company”), and Janet Gill (the “Executive”).

WHEREAS, in its business, the Company has acquired and developed certain trade secrets, including, but not limited to, proprietary processes, sales methods and techniques, and other like confidential business and technical information, including but not limited to, technical information, design systems, pricing methods, pricing rates or discounts, processes, procedures, formulas, designs of computer software, or improvements, or any portion or phase thereof, whether patented, or not, or unpatentable, that is of any value whatsoever to the Company, as well as information relating to the Company’s Services (as defined), information concerning proposed new Services, market feasibility studies, proposed or existing marketing techniques or plans (whether developed or produced by the Company or by any other person or entity for the Company), other Confidential Information, as defined in Section 9(a), and information about the Company’s executives, officers, and directors, which necessarily will be communicated to the Executive by reason of her employment by the Company; and

WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in the Executive, its trade secrets and Confidential Information, and its substantial, significant, or key, relationships with vendors, and Students, as defined below, whether actual or prospective; and

WHEREAS, the Company desires to preserve and protect its legitimate business interests further by restricting competitive activities of the Executive during the term of this Agreement and for a reasonable time following the termination of this Agreement; and

WHEREAS, the Company desires to continue to employ the Executive and to ensure the continued availability to the Company of the Executive’s services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

1.

Representations and Warranties.  The Executive hereby represents and warrants to the Company that she (i) is not subject to any non-solicitation or non-competition agreement affecting her employment with the Company (other than any prior agreement with the Company), (ii) is not subject to any confidentiality or nonuse/nondisclosure agreement affecting her  employment with the Company (other than any prior agreement with the Company), and (iii) has brought to the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer.

2.

Term of Employment.

(a)

Term.  The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company for a period of three years commencing as of the Effective Date (such period, as it may be extended or renewed, the “Term”), unless sooner terminated in accordance with the provisions of Section 6.  The Term shall be automatically renewed for successive one-year terms unless notice of non-renewal is given by either party at least 30 days before the end of the Term.

(b)

Continuing Effect.  Notwithstanding any termination of this Agreement, at the end of the Term or otherwise, the provisions of Sections 6(e), 7, 8, 9, 10, 12 15, 18, 19, and 22 shall remain in full force and effect and the provisions of Section 9 shall be binding upon the legal representatives, successors and assigns of the Executive.

3.

Duties.

(a)

General Duties.  The Executive shall serve as the Interim Chief Financial Officer of the Company, with duties and responsibilities that are customary for such an executive. The Executive shall report to the Company’s Chief Executive Officer.  The Executive shall also perform services for such subsidiaries of the Company as may be necessary.  The Executive shall use her best efforts to perform her duties and discharge her responsibilities pursuant to this Agreement competently, carefully and faithfully. In determining whether or not the Executive has used her best efforts hereunder, the Executive’s and the Company’s delegation of authority and all surrounding circumstances shall be taken into account and the best efforts of the Executive shall not be judged solely on the Company’s earnings or other results of the Executive’s performance, except as specifically provided to the contrary by this Agreement.

(b)

Devotion of Time.  Subject to the last sentence of this Section 3(b), the Executive shall devote such time, attention and energies to the affairs of the Company and its subsidiaries and affiliates as are necessary to perform her duties and responsibilities pursuant to this Agreement.  The Executive shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business, or organization, without the prior consent of the Board of Directors of the Company (the “Board”).  Notwithstanding the above, the Executive shall be permitted to devote a limited amount of her time, to professional, charitable or similar organizations, including, but not limited to, serving as a non-executive director or an advisor to a board of directors, committee of any company or organization provided that such activities do not interfere with the Executive’s performance of her duties and responsibilities as provided hereunder.

(c)

Location of Office. The Executive’s principal business office shall be in New York, NY or such other location to which the Company may, in the future, relocate its present New York, NY office, provided however, that such other location shall be within the greater New York metropolitan area, which shall include the states of New York, New Jersey and Connecticut (the “New York Metro Area”). However, the Executive’s job responsibilities shall include all business travel necessary for the performance of her job including travel to the

Company’s offices located in Colorado, Arizona and any other location in which the Company may in the future establish an office.

(d)

Adherence to Inside Information Policies.  The Executive acknowledges that the Company is publicly-held and, as a result, has implemented inside information policies designed to preclude its executives and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company, or any third party.  The Executive shall promptly execute any agreements generally distributed by the Company to its employees requiring such employees to abide by its inside information policies.

4.

Compensation and Expenses.

(a)

Salary.  For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $200,000 (the “Base Salary”), less such deductions as shall be required to be withheld by applicable law and regulations payable in accordance with the Company’s customary payroll practices.

(b)

Target Bonus.  For each fiscal year during the Term beginning May 1st and ending April 30th of the applicable fiscal year, the Executive shall have the opportunity to earn a bonus up to 30%, 66% or 100% of her then Base Salary (the “Target Bonus”) as follows:

When the Company achieves annual Adjusted EBITDA (as defined below) at certain threshold levels (each, an “EBITDA Threshold”), the Executive shall receive an automatic cash bonus (the “Automatic Cash Bonus”) equal to a percentage of her then Base Salary, and shall receive a grant of fully vested shares of the Company’s common stock having an aggregate Fair Market Value (as such term is defined in the Company’s 2012 Equity Incentive Plan, as amended) equal to a percentage of the Executive’s then Base Salary (the “Automatic Equity Bonus”). In addition, the Executive shall be eligible to receive an additional percentage of her then Base Salary as a cash bonus (the “Discretionary Cash Bonus”) and an additional grant of fully vested shares of the Company’s common stock having an aggregate Fair Market Value equal to a percentage of the Executive’s then Base Salary (the “Discretionary Equity Bonus”) based on the Board’s determination that the Executive has achieved certain annual performance objectives established by the Board, based on the mutual agreement of the Chief Executive Officer and the Executive, at the beginning of each fiscal year.

The EBITDA Thresholds and corresponding bonus levels are set forth in the table below. For the avoidance of doubt, the Executive shall only be eligible to receive the bonuses associated with a single EBITDA Threshold; i.e. in the event the Company attains EBITDA Threshold (2), only the bonuses associated with EBITDA Threshold (2) below (and not the bonuses associated with EBITDA Threshold (1)) shall be applicable.

EBITDA Threshold	Automatic Cash Bonus	Automatic Equity Bonus	Discretionary Cash Bonus	Discretionary Equity Bonus
(1) $1,000,000 -$1,999,999	7.5%	7.5%	Up to 7.5%	Up to 7.5%
(2) $2,000,000 -$3,999,999	16.5%	16.5%	Up to 16.5%	Up to 16.5%
(3) $4,000,000 and over	25%	25%	Up to 25%	Up to 25%

Provided, however, that the earning of the Automatic Cash Bonus is subject to the Company having at least $2,000,000 in available cash after deducting the Target Bonus paid to all executive officers of the Company or its subsidiaries under the same Target Bonus formula pursuant to such executives’ employment agreements (the “Cash Threshold”) and the Executive continuing to provide services under this Agreement on the applicable Target Bonus determination date.  If the Company is unable to pay the Automatic Cash Bonus as a result of not meeting the Cash Threshold, no Automatic Cash Bonus will be earned for that fiscal year.  As used in this Agreement, Adjusted EBITDA is calculated as earnings (or loss) from continuing operations before preferred dividends, interest expense, income taxes, collateral valuation adjustment, bad debt expense, depreciation and amortization, and amortization of stock-based compensation; however, if Adjusted EBITDA shall be defined differently in any filing of the Company with the Securities and Exchange Commission subsequent to the date of this Agreement, then Adjusted EBITDA shall thereafter be defined in accordance with the definition most recently set forth in any such filing at each Target Bonus determination date.

(c)

Discretionary Bonus.  During the term of the Agreement, the Compensation Committee shall have the discretion to award the Executive a bonus, in cash or the Company’s common stock, based upon the Executive’s job performance, the Company’s revenue growth or any other factors as determined by the Compensation Committee.

(d)

Equity Incentive Compensation.  The Company will grant the Executive the following, subject to execution of this Agreement:  300,000 stock options (exercisable at $_____ per share) which shall vest in three equal increments on one, two and three-years from the Effective Date, subject to continued service as an employee of the Company on each applicable vesting date.

All of the options shall be subject to the terms of the Company’s 2012 Equity Incentive Plan (the “Incentive Plan”) and will be exercisable for a period of five years from the date of this Agreement provided that they are vested at time of exercise.  The exercisability of the options shall be subject to the execution of the Company’s standard option agreement which is attached as Exhibit A.

(e)

Expenses.  In addition to any compensation received pursuant to this Section 4, the Company will reimburse or advance funds to the Executive for all reasonable documented travel (including travel expenses incurred by the Executive related to her travel to the Company’s other offices), entertainment and miscellaneous expenses incurred in connection with the performance of her duties under this Agreement, provided that the Executive properly provides a written accounting of such expenses to the Company in accordance with the Company’s practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of, or advances to, its executive officers.

5.

Benefits.

(a)

Paid Time Off.  For each 12-month period during the Term, the Executive shall be entitled to three weeks of Paid Time Off without loss of compensation or other benefits to which she is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit. Any unused days will be carried over to the next 12 month period.

(b)

Employee Benefit Programs.  The Executive is entitled to participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its executives, including programs of health insurance, life insurance and reimbursement of membership fees in professional organizations.  .

6.

Termination.

(a)

Death or Disability.  Except as otherwise provided in this Agreement, this Agreement shall automatically terminate upon the death or disability of the Executive.  For purposes of this Section 6(a), “disability” shall mean (i) the Executive is unable to engage in her customary duties by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months; (ii) the Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or (iii) the Executive is determined to be totally disabled by the Social Security Administration.  Any question as to the existence of a disability shall be determined by the written opinion of the Executive’s regularly attending physician (or her guardian) (or the Social Security Administration, where applicable). In the event that the Executive’s employment is terminated by reason of Executive’s death or disability, the Company shall pay the following to the Executive or her personal representative: (i) any accrued but unpaid Base Salary for services rendered to the date of termination, (ii) any accrued but unpaid expenses required to be reimbursed under this Agreement, (iii) any earned but unpaid bonuses,  and (iv) all equity awards previously granted to the Executive under the Incentive Plan or similar plan shall thereupon become fully vested, and the Executive or her legally appointed guardian, as the case may be, shall have up to three months from the date of termination (or one year from the date of death) to exercise all such previously granted options, provided that in no event shall any option be exercisable beyond its term.

(b)

Termination by the Company for Cause or by the Executive Without Good Reason.  The Company may terminate the Executive’s employment pursuant to the terms of this Agreement at any time for Cause (as defined below) by giving the Executive written notice of termination.  Such termination shall become effective upon the giving of such notice.  Upon any such termination for Cause, or in the event the Executive terminates her employment with the Company without Good Reason (as defined in Section 6(c)), then the Executive shall have no right to compensation, or reimbursement under Section 4, or to participate in any Executive benefit programs under Section 5, except as may otherwise be provided for by law, for any period subsequent to the effective date of termination.  For purposes of this Agreement, “Cause” shall mean: (i) the Executive is convicted of, or pleads guilty or nolo contendere to, a felony related to the business of the Company; (ii) the Executive, in carrying out her duties hereunder, has acted with gross negligence or intentional misconduct resulting, in any case, in harm to the Company; (iii) the Executive misappropriates Company funds or otherwise defrauds the Company; (iv) the Executive breaches her fiduciary duty to the Company resulting in profit to her, directly or indirectly; (v) the Executive materially breaches any agreement with the Company; (vi) the Executive breaches any provision of Section 8 or Section 9; (vii) the Executive becomes subject to a preliminary or permanent injunction issued by a United States District Court enjoining the Executive from violating any securities law administered or regulated by the Securities and Exchange Commission; (viii) the Executive becomes subject to a cease and desist order or other order issued by the Securities and Exchange Commission after an opportunity for a hearing; (ix) the Executive refuses to carry out a resolution adopted by the Company’s Board at a meeting in which the Executive was offered a reasonable opportunity to argue that the resolution should not be adopted; or (x) the Executive abuses alcohol or drugs in a manner that interferes with the successful performance of her duties.

(c)

Other Termination.

(1)

This Agreement may be terminated: (i) by the Executive for Good Reason (as defined below), (ii) by the Company without Cause, (iii) automatically upon any Change of Control event as defined in Treasury Regulation Section 1.409A-3(i)(5) or (iv) at the end of a Term after the Company provides the Executive with notice of non-renewal.

(2)

In the event this Agreement is terminated by the Executive for Good Reason or by the Company without Cause, the Executive shall be entitled to the following:

(A)

any accrued but unpaid Base Salary for services rendered to the date of termination;

(B)

any accrued but unpaid expenses required to be reimbursed under this Agreement;

(C)

a payment equal to three months of the then Base Salary (“Severance Amount”);

(D)

the Executive or her legally appointed guardian, as the case may be, shall have up to three months  from the date of termination to exercise all such previously granted options, provided that in no event shall any option be exercisable beyond its Term; and

(E)

 any benefits (except perquisites) to which the Executive was entitled pursuant to Section 5(b) hereof shall continue to be paid or provided by the Company, as the case may be, for three months, subject to the terms of any applicable plan or insurance contract and applicable law provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise.  In the event all or a portion of the benefits to which the Executive was entitled pursuant to Section 5(b) hereof are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

(3)

In the event of a Change of Control during the Term, the Executive shall be entitled to receive each of the provisions of Section 6(c)(2)(A) – (E) above except the Severance Amount shall equal to three months of the then Base Salary and the benefits under Section 6(c)(2)(E) shall continue for an three month period provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise.  In the event all or a portion of the benefits under Section 6(c)(2)(E) are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

(4)

In the event this Agreement is terminated at the end of a Term after the Company provides the Executive with notice of non-renewal and the Executive remains employed until the end of the Term, the Executive shall be entitled to the following:

(A)

any accrued but unpaid Base Salary for services rendered to the date of termination;

(B)

any accrued but unpaid expenses required to be reimbursed under this Agreement; and

 (C)

the Executive or her legally appointed guardian, as the case may be, shall have up to three months from the date of termination to exercise all such previously granted options, provided that in no event shall any option be exercisable beyond its Term.

(5)

In the event of a termination for Good Reason or without Cause, the payment of the Severance Amount  shall be made at the same times as the Company pays compensation to its employees over the applicable monthly period and any other payments owed under Section 6(c) shall be promptly paid.  Provided, however, that any balance of the Severance Amount remaining due on the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)) after the end of the tax year in which the Executive’s employment is terminated or the Term ends shall be paid on the last day of the applicable 2 ½ month period.  The payment of the Severance Amount shall be conditioned on the Executive signing an Agreement and General Release (in the form which is attached as Exhibit B) which releases the Company or any of its affiliates (including its officers, directors and their affiliates) from any liability under this Agreement or related to the Executive’s employment with the Company provided that (x) the payment of the Severance Amount is made on or before the 90th day following the Executive’s termination of employment; (y) such Agreement and General Release is executed by the Executive, submitted to the Company, and the statutory period during which the Executive is entitled to revoke the Agreement and General Release under applicable law has expired on or before that 90th day; and (z) in the event that the 90 day period begins in one taxable year and ends in a second taxable year, then the payment of the Severance Amount shall be made in the second taxable year.  Upon any Change of Control event, all payments owed under Section 6(c)(3) shall be paid immediately.

The term “Good Reason” shall mean: (i) a material diminution in the Executive’s authority, duties or responsibilities due to no fault of the Executive (unless the Executive has agreed to such diminution); (ii) the Company no longer maintains or operates an office in the New York Metro Area; (iii) the Company requires the Executive to change her principal business office as defined in Section 3(c) to a location other than the New York Metro Area, or (iv) any other action or inaction that constitutes a material breach by the Company under this Agreement.   Prior to the Executive terminating her employment with the Company for Good Reason, the Executive must provide written notice to the Company, within 30 days following the Executive’s initial awareness of the existence of such condition, that such Good Reason exists and setting forth in detail the grounds the Executive believes constitutes Good Reason.  If the Company does not cure the condition(s) constituting Good Reason within 30 days following receipt of such notice, then the Executive’s employment shall be deemed terminated for Good Reason.

(d)

Any termination made by the Company under this Agreement shall be approved by the Board.

(e)

Upon (a) voluntary or involuntary termination of the Executive’s employment or (b) the Company’s request at any time during the Executive's employment, the Executive shall (i) provide or return to the Company any and all Company property, including keys, key cards, access cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, manuals, work product, thumb drives or other removable information storage devices, and hard drives, and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or work product, that are in the possession or control of the Executive, whether they were provided to the Executive by the Company or any of its business associates or created by the Executive in connection with her employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in the Executive’s possession or control, including those stored on any non-Company devices, networks, storage locations and media in the Executive’s possession or control.

7.

Indemnification.  The Company shall indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by her in connection with any action, suit or proceeding to which she may be made a party by reason of her being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.  This indemnification shall be pursuant an Indemnification Agreement, a copy of which is annexed as Exhibit C.

8.

Non-Competition Agreement.

(a)

Competition with the Company.  Until termination of her employment and for a period of three months commencing on the date of termination, the Executive (individually or in association with, or as a shareholder, director, officer, consultant, employee, partner, joint venturer, member, or otherwise, of or through any person, firm, corporation, partnership, association or other entity) shall not, directly or indirectly, act as an employee or officer (or comparable position) of, owning an interest in, or providing services substantially similar to those services the Executive provided to the Company to a nationally or regionally accredited university.

(b)

Solicitation of Students.  During the periods in which the provisions of Section 8(a) shall be in effect, the Executive, directly or indirectly, will not seek nor accept Prohibited Business from any Students (as defined below) on behalf of herself or any enterprise or business other than the Company, refer Prohibited Business from any Student to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Student, or any enterprise or business other than the Company.  For purposes of this Agreement, the term “Student” means any person who enrolled in the Company as a student during the 24-month period prior to the time at which any determination is required to be made as to whether any such person is a Student.

(c)

Solicitation of Employees. During the period in which the provisions of Section 8(a) and (b) shall be in effect, the Executive agrees that she shall not, directly or indirectly, request, recommend or advise any employee of the Company to terminate her employment with the Company, for the purposes of providing services for a Prohibited Business, or solicit for employment or recommend to any third party the solicitation for employment of any individual who was employed by the Company or any of its subsidiaries and affiliates at any time during the one year period preceding the Executive’s termination of employment.

(d)

Non-disparagement. The Executive agrees that, after the end of her employment, she will refrain from making, in writing or orally, any unfavorable comments about the Company, its operations, policies, or procedures that would be likely to injure the Company’s reputation or business prospects; provided, however, that nothing herein shall preclude the Executive from responding truthfully to a lawful subpoena or other compulsory legal process or from providing truthful information otherwise required by law.

(e)

No Payment. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to her in consideration of her undertakings in this Section 8, and confirms she has received adequate consideration for such undertakings.

(f)

References.  References to the Company in this Section 8 shall include the Company’s subsidiaries and affiliates.

9.

Non-Disclosure of Confidential Information.

(a)

Confidential Information.  For purposes of this Agreement, “Confidential Information” includes, but is not limited to, trade secrets, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing, and uses of the Services (as defined herein), the Company’s budgets and strategic plans, and the identity and special needs of Students, vendors, and suppliers, subjects and databases, data, and all technology relating to the Company’s businesses, systems, methods of operation, and Student lists, Student information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, the names, home addresses and all telephone numbers and e-mail addresses of the Company’s directors, employees, officers, executives, former executives, Students and former Students. Confidential Information also includes, without limitation, Confidential Information received from the Company’s subsidiaries and affiliates.  For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act or fault of the Executive, (ii) information set forth in the written records of the Executive prior to disclosure to the Executive by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Executive in writing from a third party (excluding any affiliates of the Executive) who lawfully acquired the confidential information and who did not acquire such confidential information or trade secret, directly or indirectly, from the Executive or the Company or its subsidiaries or affiliates and who has not breached any duty of confidentiality. As used herein, the term “Services” shall include all services offered for sale and marketed by the Company during the Term, which as of the Effective Date consist of operating an online university in compliance with all applicable regulatory requirements.

(b)

Legitimate Business Interests.  The Executive recognizes that the Company has legitimate business interests to protect and as a consequence, the Executive agrees to the restrictions contained in this Agreement because they further the Company’s legitimate business interests.  These legitimate business interests include, but are not limited to (i) trade secrets; (ii) valuable confidential business, technical, and/or professional information that otherwise may not qualify as trade secrets, including, but not limited to, all Confidential Information; (iii) substantial, significant, or key relationships with specific prospective or existing Students, vendors or suppliers; (iv) Student goodwill associated with the Company’s business; and (v) specialized training relating to the Company’s technology, Services, methods, operations and procedures.  Notwithstanding the foregoing, nothing in this Section 9(b) shall be construed to impose restrictions greater than those imposed by other provisions of this Agreement.

(c)

Confidentiality.  During the Term of this Agreement and following termination of employment, for any reason, the Confidential Information shall be held by the Executive in the strictest confidence and shall not, without the prior express written consent of the Company, be disclosed to any person other than in connection with the Executive’s employment by the Company.  The Executive further acknowledges that such Confidential Information as is acquired and used by the Company or its subsidiaries or affiliates is a special, valuable and unique asset.  The Executive shall exercise all due and diligent precautions to protect the integrity of the Company’s Confidential Information and to keep it confidential whether it is in written form, on electronic media, oral, or otherwise.  The Executive shall not copy any Confidential Information except to the extent necessary to her employment nor remove any Confidential Information or copies thereof from the Company’s premises except to the extent necessary to her employment.  All records, files, materials and other Confidential Information obtained by the Executive in the course of her employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company, its Students, or subjects, as the case may be.  The Executive shall not, except in connection with and as required by her performance of her duties under this Agreement, for any reason use for her own benefit or the benefit of any person or entity other than the Company or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior express written consent of an executive officer of the Company (excluding the Executive).

(d)

References.  References to the Company in this Section 9 shall include the Company’s subsidiaries and affiliates.

10.

Equitable Relief.

(a)

The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior express consent of the Board, shall leave her employment for any reason and/or take any action in violation of Section 8 and/or Section 9, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 10(b) below, to enjoin the Executive from breaching the provisions of Section 8 and/or Section 9.

(b)

Any action arising from or under this Agreement must be commenced only in the appropriate state or federal court located in New York, New York.  The Executive and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.  The Executive and the Company irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Final judgment against the Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Executive or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

11.

Conflicts of Interest.  While employed by the Company, the Executive shall not, unless approved by the Compensation Committee, directly or indirectly:

(a)

participate as an individual in any way in the benefits of transactions with any of the Company’s suppliers, vendors, Students, or subjects, including, without limitation, having a financial interest in the Company’s suppliers, vendors, Students, or subjects, or making loans to, or receiving loans, from, the Company’s suppliers, vendors, Students, or subjects;

(b)

realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Executive’s employment with the Company for the Executive’s personal advantage or gain; or

(c)

accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a professional, medical, technical, or managerial capacity by, a person or entity which does business with the Company.

12.

Inventions, Ideas, Processes, and Designs.  All inventions, ideas, processes, programs, software, and designs (including all improvements) directly related to the Company’s business (i) conceived or made by the Executive during the course of her employment with the Company (whether or not actually conceived during regular business hours) and for a period of three months subsequent to the termination (whether by expiration of the Term or otherwise) of such employment with the Company, and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company, and the Executive hereby assigns any such inventions to the Company.  An invention, idea, process, program, software, or design (including an improvement) shall be deemed directly related to the business of the Company if (a) it was made with the Company’s funds, personnel, equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Executive for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company.  The Executive shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company.  The decision to file for patent or copyright protection or to maintain such development as a trade secret, or otherwise, shall be in the sole discretion of the Company, and the Executive shall be bound by such decision. The Executive hereby irrevocably assigns to the Company, for no additional consideration, the Executive’s entire right, title and interest in and to all work product and intellectual property rights, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company's rights, title or interest in any work product or intellectual property rights so as to be less in any respect than the Company would have had in the absence of this Agreement.  If applicable, the Executive shall provide as a schedule to this Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or otherwise, or non-copyrighted, including a brief description, which she made or conceived prior to her  employment with the Company and which therefore are excluded from the scope of this Agreement. References to the Company in this Section 12 shall include the Company, its subsidiaries and affiliates.

13.

Indebtedness.  If, during the course of the Executive’s employment under this Agreement, the Executive becomes indebted to the Company for any reason, the Company may, if it so elects, and if permitted by applicable law, set off any sum due to the Company from the Executive and collect any remaining balance from the Executive unless the Executive has entered into a written agreement with the Company.

14.

Assignability.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company.  The Executive’s obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

15.

Severability.

(a)

The Executive expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof.  Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive’s conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement.  If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

(b)

If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other.  The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provisions were not included.

16.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or next business day delivery to the addresses detailed below (or to such other address, as either of them, by notice to the other may designate from time to time), or by e-mail delivery (in which event a copy shall immediately be sent by FedEx or similar receipted delivery), as follows:

To the Company:

Michael Mathews
Chief Executive Officer
Aspen Group, Inc.

224 West 30th Street, Suite 604

New York, NY 10001

Email: mike@aspen.com

With a copy to:

Nason, Yeager, Gerson White & Lioce, P.A.

Attn: Michael D. Harris, Esq.

1645 Palm Beach Lakes Blvd., Suite 1200

West Palm Beach, Florida 33410

Email:  mharris@nasonyeager.com

To the Executive:

Janet Gill

175 Sawmill Road

Stamford, CT 06903

Email:  janet.gill@aspen.edu

17.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

18.

Attorneys’ Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

19.

Governing Law.  This Agreement shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations and all claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of Delaware without regard to choice of law considerations.

20.

Entire Agreement.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

21.

Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

22.

Investigations/Clawbacks.

(a)

In the event the Executive or the Company is the subject of an investigation (whether criminal, civil, or administrative) involving possible violations of the United States federal securities laws by the Executive, the Compensation Committee or the Board may, in its sole discretion, direct the Company to withhold any and all payments to the

Executive (whether compensation or otherwise) which would have otherwise been made pursuant to this Agreement or otherwise would have been paid or payable by the Company, which the Compensation Committee or the Board believes, in its sole discretion, may or could be considered an “extraordinary payment” and therefore at risk and potentially subject to, the provisions of Section 1103 of the Sarbanes-Oxley Act of 2002 (including, but not limited to, any severance payments made to the Executive upon termination of employment).  The withholding of any payment shall be until such time as the investigation is concluded, without charges having been brought or until the successful conclusion of any legal proceedings brought in connection with such amounts as directed by the Compensation Committee or the Board to be withheld with or without the accruing of interest (and if with interest the rate thereof).  Except by an admission of wrongdoing or the final adjudication by a court or administrative agency finding the Executive liable for or guilty of violating any of the federal securities laws, rules or regulations, the Compensation Committee or the Board shall pay to the Executive such compensation or other payments.  Notwithstanding the exclusion caused by the first clause of the prior sentence, the Executive shall receive such payments if provided for by a court or other administrative order.

(b)

Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

23.

Section 409A Compliance.

(a)

This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder.  This Agreement shall be construed and administered in accordance with Section 409A.  Notwithstanding any other provision of this Agreement to the contrary, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption.  Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service (including a voluntary separation from service for good reason that is considered an involuntary separation for purposes of the separation pay exception under Treasury Regulation 1.409A-1(n)(2)) or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible.  For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment.  Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

(b)

Notwithstanding any other provision of this Agreement, if at the time of the Executive's termination of employment, the Executive is a "specified employee", determined in accordance with Section 409A, any payments and benefits provided under this Agreement that constitute "nonqualified deferred compensation" subject to Section 409A (e.g., payments and benefits that do not qualify as a short-term deferral or as a separation pay exception) that are provided to the Executive on account of the Executive’s separation from service shall not be paid until the first payroll date to occur following the six-month anniversary of the Executive's termination date ("Specified Employee Payment Date").  The aggregate amount of any payments that would otherwise have been made during such six-month period shall be paid in a lump sum on the Specified Employee Payment Date without interest and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.  If the Executive dies during the six-month period, any delayed payments shall be paid to the Executive's estate in a lump sum upon the Executive's death.

(c)

To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(i)

the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(ii)

any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(iii)

any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

(d)

In the event the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of the Executive’s separation from service, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation subject to Section 409A as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) the Executive’s death (the “Six Month Delay Rule”).

(i)

For purposes of this subparagraph, amounts payable under the Agreement should not provide for a deferral of compensation subject to Section 409A to the extent provided in Treasury Regulation Section 1.409A-1(b)(4) (e.g., short-term deferrals), Treasury Regulation Section 1.409A-1(b)(9) (e.g., separation pay plans, including the exception under subparagraph (iii)), and other applicable provisions of the Treasury Regulations.

(ii)

To the extent that the Six Month Delay Rule applies to payments otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of the Six Month Delay Rule, and the balance of the installments shall be payable in accordance with their original schedule.

(iii)

To the extent that the Six Month Delay Rule applies to the provision of benefits (including, but not limited to, life insurance and medical insurance), such benefit coverage shall nonetheless be provided to the Executive during the first six months following her separation from service (the “Six Month Period”), provided that, during such Six-Month Period, the Executive pays to the Company, on a monthly basis in advance, an amount equal to the Monthly Cost (as defined below) of such benefit coverage.  The Company shall reimburse the Executive for any such payments made by the Executive in a lump sum not later than 30 days following the sixth month anniversary of the Executive’s separation from service.  For purposes of this subparagraph, “Monthly Cost” means the minimum dollar amount which, if paid by the Executive on a monthly basis in advance, results in the Executive not being required to recognize any federal income tax on receipt of the benefit coverage during the Six Month Period.

(e)

The parties intend that this Agreement will be administered in accordance with Section 409A.  To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A.  The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(f)

The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such Section.

[Signature Page To Follow]

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

Aspen Group, Inc.

By:
Michael Mathews,
Chief Executive Officer

Executive:

Janet Gill

Exhibit A

Option Agreement

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) entered into as of __________ ____, 2014 (the “Grant Date”) between Aspen Group, Inc. (the “Company”) and Janet Gill (the “Optionee”).

WHEREAS, by action taken by the Board of Directors (the “Board”) it has adopted the 2012 Equity Incentive Plan (the “Plan”); and

WHEREAS, pursuant to the Plan, it has been determined that in order to enhance the ability of the Company to attract and retain qualified employees, consultants and directors, the Company has granted the Optionee the right to purchase the common stock of the Company pursuant to stock options.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.

Grant of Non-Qualified Options.  On the Grant Date, the Company irrevocably granted to the Optionee, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option to purchase all or any part of 300,000 shares of authorized but unissued or treasury common stock of the Company (the “Options”) on the terms and conditions herein set forth.  The Optionee acknowledges receipt of a copy of the Plan, as amended.

2.

Price.  The exercise price of the Options shall be the Fair Market Value, as defined in the Plan.

3.

Vesting - When Exercisable.

(a)

The Options shall vest in three equal annual increments with the first vesting date being one year from the Grant Date, subject to the Optionee’s continued service as an employee of the Company on each applicable vesting date.  Employment with Aspen University Inc., a subsidiary of the Company shall be deemed to be employment with the Company. Any fractional vesting shall be rounded up to the extent necessary.  Notwithstanding any other provision in this Agreement, the Options shall vest immediately on the occurrence of a Change of Control as defined under the Plan. In the event of a Change of Control, the Options shall be assumed or substituted by the successor corporation or a parent or subsidiary of the successor corporation.  If the successor corporation refuses to assume or substitute for the Options, all Options immediately prior to the closing of the Change of Control event will automatically be exercised by a net exercise of the Options, under which the Company will not require a payment of the exercise price of the Options in cash but will reduce the number of shares of stock issued upon exercise by a whole number of shares based upon the price paid per share by the successor corporation. For example, if the successor corporation pays $2.00 per share and your exercise price is $0.50, if you hold 1,000 options, the Company will issue you 750 shares immediately prior to the Change of Control event.  If the successor corporation pays a price per share which is below the exercise price under Section 2, then the Options will terminate immediately upon the Change of Control event if they are not assumed.  If the successor corporation pays a price per share which is below the exercise price under Section 2, then the Options will terminate immediately upon the Change of Control event if they are not assumed.

(b)

Subject to Section 24 of the Plan, any of the vested Options may be exercised prior to and until 6:00 p.m. New York time five years from the Grant Date (the “Expiration Date”).  None of the Options may be exercised prior to vesting.

(c)

Notwithstanding any other provision of this Agreement, upon resolution of the Board or the Committee (as defined in the Plan), the Options, whether vested or unvested, shall be immediately forfeited if any of the events specified in Sections 24(a) or (b) of the Plan, as applicable, occur.

4.

Termination of Relationship.  The Options granted hereunder shall be subject to the termination provisions under Sections 10 and 11 of the Plan.

5.

Profits on the Sale of Certain Shares; Redemption.  The Options granted hereunder shall be subject to the redemption provisions under Section 24(c) of the Plan.

6.

Method of Exercise.  The Options shall be exercisable by a written notice in the form attached to this Agreement, which shall:

(a)

be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options;

(b)

be accompanied by full payment of the exercise price by tender to the Company of an amount equal to the exercise price multiplied by the number of underlying shares being purchased either in cash, by wire transfer, or by certified check or bank cashier’s check, payable to the order of the Company;

(c)

be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes.  If the Optionee fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Options or (ii) withhold and set-off against compensation and any other amounts payable to the Optionee the amount of such required payment. Such withholding may be in the shares underlying the Options at the sole discretion of the Company.

The certificate or certificates for shares of common stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

7.

Anti-Dilution Provisions.  The Options granted hereunder shall have the anti-dilution rights set forth in Section 14 of the Plan.

8.

Necessity to Become Holder of Record.  Neither the Optionee, the Optionee’s estate, nor any Transferee shall have any rights as a shareholder with respect to any shares underlying the Options until such person shall have become the holder of record of such shares.  No dividends or cash distributions, ordinary or extraordinary, shall be provided to the holder if the record date is prior to the date on which such person became the holder of record thereof.

9.

Reservation of Right to Terminate Relationship.  Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Optionee at any time, with or without cause.  The termination of the relationship of the Optionee by the Company, regardless of the reason therefor, shall have the results provided for in Section 24 of the Plan.

10.

Conditions to Exercise of Options.  If a Registration Statement on Form S-8 (or any other successor form) is not effective as to the shares of common stock issuable upon exercise of the Options, the remainder of this Section 10 is applicable as to federal law.  In order to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Optionee, the Optionee’s estate, or any Transferee as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares subject to the Options are being acquired for such person’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

The Options are further subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock underlying the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares underlying the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

11.

Sale of Shares Acquired Upon Exercise of Options.  If the Optionee is an officer (as defined by Section 16(b) of the Securities Exchange Act of 1934 (“Section 16(b)”)) or a director of the Company, any shares of the Company’s common stock acquired pursuant to the Options cannot be sold by the Optionee until at least six months elapse from the Grant Date except in case of death or disability or if the grant was exempt from the short-swing profit provisions of Section 16(b).

12.

Transfer.  No transfer of the Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the estate and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

13.

Duties of the Company.  The Company will at all times during the term of the Options:

(a)

Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

(b)

Pay all original issue taxes with respect to the issuance of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

(c)

Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

14.

Parties Bound by Plan.  The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes on the Company and the Optionee and the Optionee’s respective successors in interest.

15.

Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

16.

Arbitration.  Except to the extent a party is seeking equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in New York County, New York (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect.  The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

17.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

18.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing and shall be delivered to the addresses in person, by FedEx or similar receipted delivery as follows:

The Optionee:

at the address on the Signature Page

The Company:

Aspen Group, Inc.

224 West 30th Street, Suite 604

New York, New York 10001

Attention: Michael Mathews

with a copy to:

Michael D. Harris, Esq.

Nason, Yeager, Gerson, White & Lioce, P.A.

1645 Palm Beach Lakes Blvd., Suite 1200

West Palm Beach, FL 33401

or to such other address as either of them, by notice to the other may designate from time to time.

19.

Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorneys’ fees, costs and expenses.

20.

Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance whether sounding in contract, tort or otherwise shall be governed or interpreted according to the laws of Delaware without regard to choice of law considerations.

21.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

22.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

23.

Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

24.

Stop-Transfer Orders.

(a)

The Optionee agrees that, in order to ensure compliance with the restrictions set forth in the Plan and this Agreement, the Company may issue appropriate “stop transfer” instructions to its duly authorized transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)

The Company shall not be required (i) to transfer on its books any shares of the Company’s common stock that have been sold or otherwise transferred in violation of any of the provisions of the Plan or the Agreement or (ii) to treat the owner of such shares of common stock or to accord the right to vote or pay dividends to any purchaser or other Transferee to whom such shares of common stock shall have been so transferred.

25.

Exclusive Jurisdiction and Venue. Any action brought by either party against the other concerning the transactions contemplated by or arising under this Agreement shall be brought only in the state or federal courts of New York and venue shall be in New York County or appropriate federal district and division.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

[Signature Page To Follow]

IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

ASPEN GROUP, INC.

By:
Michael Mathews
Chief Executive Officer

OPTIONEE:

Janet Gill

Address:
175 Sawmill Road
Stamford, CT 06903

NOTICE OF EXERCISE

To:

__________________________

__________________________

__________________________

Attention _________, _______________

Facsimile: (____) _____-______

Please be advised that I hereby elect to exercise my option to purchase shares of ___________, pursuant to the Stock Option Agreement dated __________________.

Number of Shares to Be Purchased:

_______________

Multiplied by: Purchase Price Per Share

$______________

Total Purchase Price

$_______________

Please check the payment method below:

____

Enclosed is a check for the total purchase price above.

____

Wire transfer sent on _____________, 20__.

Please contact me as soon as possible to discuss the possible payment of withholding taxes and any other documents we may require.

Name of Option Holder (Please Print): ________________________________

Address of Option Holder

________________________________________________________________

Telephone Number of Option Holder:

________________________________

Social Security Number of Option Holder:

________________________________

If the certificate is to be issued to person other than the Option Holder, please provide the following for such person:

________________________________

(Name)

________________________________

(Address)

________________________________

________________________________

________________________________

(Telephone Number)

________________________________

(Social Security Number)

In connection with the issuance of the Common Stock, if the Common Stock may not be immediately publicly sold, I hereby represent to the Company that I am acquiring the Common Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933 (the “Securities Act”).

I am______ am not ______ [please initial one] an accredited investor for at least one of the reasons on the attached Exhibit A.  If the SEC has amended the rule defining the definition of accredited investor, the new provisions shall be applicable. I acknowledge that as a condition to exercise the Options, the Company may request updated information regarding the Holder’s status as an accredited investor.  My exercise of the Options shall be in compliance with the applicable exemptions under the Securities Act and applicable state law.

_______________________________

Dated: _________________

Signature of Option Holder

Exhibit A To Stock Option Agreement

For Individual Investors Only:

1.

A person who has an individual net worth, or a person who with her spouse has a combined net worth, in excess of $1,000,000. For purposes of calculating net worth under this paragraph (1), (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to exercising the stock options, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

2a.

A person who had individual income (exclusive of any income attributable to the person’s spouse) of more than who has $200,000 in each of the two most recently completed years and who reasonably expects to have an individual income in excess of $200,000 this year.

2b.

Alternatively, a person, who with her spouse, has joint income in excess of $300,000 in each applicable year.

3.

A director or executive officer of the Company.

Other Investors:

4.

Any bank as defined in Section 3(a)(2) of the Securities Act of 1933 (“Securities Act”) whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

5.

A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

6.

An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

7.

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

8.

An entity in which all of the equity owners are accredited investors.

Exhibit B

General Release Agreement

TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT (the “Agreement”) is made and entered into as of _______ __, 201___ (the “Effective Date”), by and between Janet Gill (the “Executive”) and Aspen Group, Inc. (the “Employer” or the “Company”).

WHEREAS, the Executive was employed as Interim Chief Financial Officer of the Employer;

WHEREAS, the parties wish to resolve all outstanding claims and disputes between them in an amicable manner;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the sufficiency of which the parties acknowledge, it is agreed as follows:

1.

Nothing in this Agreement shall be construed as an admission of liability or wrongdoing by the Employer, its past and present affiliates, officers, directors, owners, executives, attorneys, or agents, and the Employer specifically disclaims liability to or wrongful treatment of the Executive on the part of itself, its past and present affiliates, officers, directors, owners, employees, attorneys, and agents.  Additionally, nothing in this Agreement shall be construed as an admission of liability or wrongdoing by the Executive and the Executive specifically disclaims liability to or wrongful acts directed at the Employer.

2.

The Executive covenants not to sue, and fully and forever releases and discharges the Employer, its past and present affiliates, directors, officers, owners, executives and agents, as well as its successors and assigns from any and all legally waivable claims, liabilities, damages, demands, and causes of action or liabilities of any nature or kind, whether now known or unknown, arising out of or in any way connected with the Executive’s employment with the Employer or the termination of that employment; provided, however, that nothing in this Agreement shall either waive any rights or claims of the Executive that arise after the Executive signs this Agreement or impair or preclude the Executive’s right to take action to enforce the terms of this Agreement.  This release includes but is not limited to claims arising under federal, state or local laws prohibiting employment discrimination or relating to leave from employment, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Equal Pay Act and the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, claims for attorneys’ fees or costs, and any and all claims in contract, tort, or premised on any other legal theory. The Executive acknowledges that the Executive has been paid in full all compensation owed to the Executive by the Employer as a result of Executive’s employment, except from compensation (if any) due through the Effective Date which shall be paid in the next regular payroll of the Company.   The Employer and its directors, officers, and employees covenant not to sue, and fully and forever release and discharge the Executive, from any and all legally waivable claims from the beginning of time until the date of this Agreement, and from liabilities, damages, demands, and causes of action, attorney’s fees, costs or liabilities of any nature or kind, whether now known or unknown, arising out of or in any way connected with the Executive’s employment with the Employer.

3.

The Executive represents that she has not filed any complaints or charges against the Employer with the Equal Employment Opportunity Commission, or with any other federal, state or local agency or court, and covenants that she will not seek to recover on any claim released in this Agreement.

4.

The Executive agrees that she will not encourage or assist any of the Employer’s employees to litigate claims or file administrative charges against the Employer or its past and present affiliates, officers, directors, owners, employees and agents, unless required to provide testimony or documents pursuant to a lawful subpoena or other compulsory legal process.

5.

The Executive acknowledges that she is subject to non-compete and confidentiality provisions under that certain Employment Agreement between the Executive and the Employer dated ________ ____, 2014 (the “Employment Agreement”).

6.

The Executive acknowledges that she has been given at least 21 days to consider this Agreement and that she has seven days from the date she executes this Agreement in which to revoke it and that this Agreement will not be effective or enforceable until after the seven-day revocation period ends without revocation by the Executive.  Revocation can be made by delivery of a written notice of revocation to Michael Mathews, Chief Executive Officer at the offices of the Employer, by midnight on or before the seventh calendar day after the Executive signs the Agreement.

7.

The Executive acknowledges that she has been advised to consult with an attorney of her choice with regard to this Agreement.  The Executive hereby acknowledges that she understands the significance of this Agreement, and represents that the terms of this Agreement are fully understood and voluntarily accepted by her.

8.

The Executive and the Employer agree that neither she nor they, nor any of their agents or representatives will disclose, disseminate and/or publicize, or cause or permit to be disclosed, disseminated or publicized, the existence of this Agreement, any of the terms of this Agreement, or any claims or allegations which the Executive believes she or they could have made or asserted against one another, specifically or generally, to any person, corporation, association or governmental agency or other entity except: (i) to the extent necessary to report income to appropriate taxing authorities; (ii) in response to an order of a court of competent jurisdiction or subpoena issued under the authority thereof; or (iii) in response to any inquiry or subpoena issued by a state or federal governmental agency; provided, however, that notice of receipt of such order or subpoena shall be faxed to Aspen Group, Inc., attention Michael Mathews (____) ______, and in the case of the Executive, to Janet Gill (____) _______-______ within 24 hours of the  receipt of such order or subpoena, so that both Executive and Employer  will have the opportunity to assert what rights they have to non-disclosure prior to any response to the order, inquiry or subpoena.

9.

The Executive and Employer agree to refrain from disparaging or making any unfavorable comments, in writing or orally, about either party, and in the case of the Employer, about its management, its operations, policies, or procedures and in the case of the Executive, to prospective employers, those making inquiry as to the reasons for her separation from the Company or to any person, company or other business entity.

10.

In the event of any lawsuit against the Employer that relates to alleged acts or omissions by the Executive during her employment with the Employer, the Executive agrees to cooperate with Employer by voluntarily providing truthful and full information as reasonably necessary for the Employer to defend against such lawsuit.  Provided, however, the Executive shall be entitled to receive reimbursement for expenses, including lost wages, incurred in assisting the Employer regarding any lawsuit.

11.

  Except as provided herein, all agreements between the Employer and the Executive including but not limited to the Employment Agreement, are null and void and no longer enforceable.

12.

This Agreement sets forth the entire agreement between the Executive and the Employer, and fully supersedes any and all prior agreements or understandings between them regarding its subject matter; provided, however, that nothing in this Agreement is intended to or shall be construed to modify, impair or terminate any obligation of the Executive or the Employer pursuant to provisions of the Employment Agreement that by their terms continues after the Executive’s separation from the Employer’s employment.  This Agreement may only be modified by written agreement signed by both parties.

13.

The Employer and the Executive agree that in the event any provision of this Agreement is deemed to be invalid or unenforceable by any court or administrative agency of competent jurisdiction, or in the event that any provision cannot be modified so as to be valid and enforceable, then that provision shall be deemed severed from the Agreement and the remainder of the Agreement shall remain in full force and effect.

14.

This Agreement shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations and all claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of Delaware without regard to choice of law considerations.

15.

In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce or contest the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

16.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

[Signature Page To Follow]

PLEASE READ CAREFULLY.  THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

ASPEN GROUP, INC.

By:
Michael Mathews
Chief Executive Officer

I have carefully read this Agreement and understand that it contains a release of known and unknown claims.  I acknowledge and agree to all of the terms and conditions of this Agreement.  I further acknowledge that I enter into this Agreement voluntarily with a full understanding of its terms.

Janet Gill

Exhibit C

Indemnification Agreement

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is entered into as of this _____day of ______ 2014, by and between Aspen Group, Inc., a Delaware corporation (the “Company”), and Janet Gill (the “Indemnitee”) and replaces any and all Indemnification Agreements previously entered into between the Parties:

WHEREAS, competent and experienced persons are becoming increasingly reluctant to serve publicly-held corporations as directors, officers, or in other capacities unless they are provided with adequate protection through liability insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to the corporation;

WHEREAS, the board of directors of the Company (the “Board”) has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, the Indemnitee is willing to serve as a director or officer of the Company on the condition that she be so indemnified.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

1.

Definitions.  For purposes of this Agreement:

(a)

“Act” means the Securities Exchange Act of 1934.

(b)

“Beneficial Owner” means (as defined in Rule 13d-3 under the Act), any Person who directly or indirectly, owns securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding securities.

(c)

“Change of Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 5.01 on Form 8-K (or in response to any similar item on any similar schedule or form) promulgated under the Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change of Control shall be deemed to have occurred after the Effective Date if a Person (as defined below) becomes the Beneficial Owner without the prior approval of at least two-thirds of the directors in office immediately prior to such person attaining such percentage; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board (including for this purpose, any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(d)

“Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(e)

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(f)

“Effective Date” means the date first above written.

(g)

“Expenses” shall include all reasonable attorney’s fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(h)

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(i)

“Person” means (as such term is used in Sections 13(d) and 14(d) of the Act) an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

(j)

“Proceeding” includes any actual or threatened action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, whether or not initiated prior to the Effective Date, except a proceeding initiated by an Indemnitee pursuant to Section 11 of this Agreement to enforce her rights under this Agreement.

(k)

“Standard” shall mean the applicable standard of conduct set forth in Sections 145(a) and (b) of the DGCL.

2.

Agreement to Serve.  The Indemnitee agrees to serve as a director or officer of the Company.  The Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). Similarly, the Company shall have no obligation under this Agreement to continue the Indemnitee in any position with the Company.

3.

Indemnification — General.  The Company shall indemnify and advance Expenses to the Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit.  However, no indemnification shall be made by the Company (except as ordered by a court) unless a determination has been made in the manner provided for in Section 145(d) of the DGCL and Section 9(b) herein that the Indemnitee has met the applicable Standard.  The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other sections of this Agreement.

4.

Third-Party Actions.  The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of her Corporate Status, she is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Company.  Pursuant to this Section 4, the Indemnitee shall be indemnified against Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her in connection with such Proceeding or any claim, issue or matter therein, if (i) she acted in good faith, and in a manner she reasonably believed to be in or not opposed to the Company’s best interests; and (ii) with respect to any criminal Proceeding, had no reasonable cause to believe her conduct was unlawful.  The Indemnitee shall not be entitled to indemnification in connection with any Proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in her official capacity, in which she was judged liable on the basis that personal benefit was improperly received by her.

5.

Direct and Derivative Actions.  The Indemnitee shall be entitled to the rights of indemnification provided in this Section 5, by reason of her Corporate Status, if she is, or is threatened to be made, a party to any Proceeding brought by a shareholder directly or on behalf of the Company to procure a judgment in its favor.  Pursuant to this Section, the Indemnitee shall be indemnified against Expenses actually and reasonably incurred by her or on her behalf in connection with such Proceeding if she acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the Company.  Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company unless the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such Expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Indemnitee shall not be entitled to the rights of indemnification provided in this Section 5, by reason of her corporate status, if she is, or is threatened to be made, a party to any Proceeding brought by the Company, or files any claim against the Company in a Proceeding.

6.

Indemnification for Expenses of an Indemnitee.  Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, she shall be indemnified against all Expenses actually and reasonably incurred by her in connection therewith.  If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by her or on her behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 6 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

7.

Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of her Corporate Status, a witness in any Proceeding, she shall be indemnified against all Expenses actually and reasonably incurred by her or on her behalf in connection therewith.

8.

Advancement of Expenses.  The Company shall advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding within 20 working days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee including providing detailed invoices from attorneys and other parties (unless an advance retainer) and shall include, be preceded by or accompanied by, as the case may be, the following: (i) a written affirmation of the Indemnitee’s good-faith that she has met the Standard; (ii) an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall be determined that the Indemnitee did not meet the Standard or that the Indemnitee is not entitled to be indemnified against such Expenses; and (iii) a determination that the facts then known to those making the determination would not preclude indemnification under the DGCL.

The Indemnitee understands and agrees that the undertaking required by this Section 8(ii) shall be an unlimited general obligation of the Indemnitee.

9.

Indemnification Procedure.

(a)

To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b)

Upon written request by the Indemnitee for indemnification pursuant to Section 9(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors; or (ii) if a quorum cannot be obtained or, even if attainable, a quorum of Disinterested Directors so directs, by (a) Independent Counsel in a written opinion; or (b) by the shareholders of the Company.  If it is determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 10 working days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.

10.

Presumptions and Effect of Certain Proceedings.

(a)

If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, and following the procedures in Section 9, as applicable, it shall be presumed that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)

If the Indemnitee’s right to indemnification shall not have been made within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of Section 10(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 9(b) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b) of this Agreement.

(c)

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that her conduct was unlawful.

11.

Remedies of the Indemnitee.

(a)

In the event that (i) a determination is made pursuant to Section 9 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement within 10 days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within 10 days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9 or 10 of this Agreement, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of her entitlement to such indemnification or advancement of Expenses.  The Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a).

(b)

In the event that a determination shall have been made pursuant to Section 9 of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination.  If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 11, the Company shall have the burden of proving the the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)

If a determination shall have been made or deemed to have been made pursuant to Section 9 or 10 of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)

The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(e)

In the event that the Indemnitee, pursuant to this Section 11, seeks a judicial adjudication to enforce her rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses (of the types described in the definition of Expenses in Section 1 of this Agreement) actually and reasonably incurred by her in such judicial adjudication, but only if she prevails therein.  If it shall be determined in said judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

12.

Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)

The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, the Bylaws, any agreement, a vote of shareholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in her Corporate Status prior to such amendment, alteration or repeal.

(b)

To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

(c)

In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)

The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)

The Company may, to the full extent authorized by law, create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and other similar arrangements) to ensure the payment of such amounts as may become necessary to effect indemnification provided hereunder.

13.

Duration of Agreement.  This Agreement shall continue until and terminate upon the later of:  (a) six years after the date that the Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the Indemnitee served at the request of the Company; or (b) the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to Section 11 of this Agreement relating thereto.

14.

Exceptions to Indemnification Rights.  Notwithstanding any other provision of this Agreement, except for Indemnification or advancement of Expenses in a Proceeding to enforce or claim therein to enforce the provisions of that Agreement, the Indemnitee shall not be entitled to Indemnification or advancement of Expenses with respect to any Proceeding, or any claim therein, brought or made by her against the Company or the Company against the Indemnitee; except as provided in the Company’s Certificate of Incorporation.  Provided further that no right of indemnification under the provisions set forth herein shall be available to the Indemnitee unless within 10 days after the later of (i) the filing of or (ii) learning of any such Proceeding she shall have offered the Company in writing the opportunity to handle and defend such Proceeding at its own expense.

15.

Gender.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

16.

Successors.  Subject to the provisions of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

17.

Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

18.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

19.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

20.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by Federal Express or similar receipted delivery, or by email delivery as follows:

The Company:

Aspen Group, Inc.

224 W 30th St. Ste. 604

New York, NY 10001

Attention: Mr. Michael Mathews

Email:mike@aspen.edu

with a copy to:

Michael D. Harris, Esq.

Nason, Yeager, Gerson, White& Lioce, P.A.

1645 Palm Beach Lakes Blvd. 12th Floor

West Palm Beach, FL33401

Email: mharris@nasonyeager.com

.

To the Indemnitee:

Janet Gill

175 Sawmill Road

Stamford, CT 06903

Email: janet.gill@aspen.edu

or to such other address as either of them, by notice to the other may designate from time to time.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

21.

Attorneys’ Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys’ fees, costs and expenses.

22.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

23.

Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations.

24.

Arbitration.  Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in New York County, New York (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect.  In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator.  The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

25.

Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[Signature Page To Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ASPEN GROUP, INC.:

By:
Michael Mathews
Chief Executive Officer

INDEMNITEE:

By:
Janet Gill